Exhibit 10.7
PREPARED BY AND UPON RECORDATION RETURN TO:
KEYBANK NATIONAL ASSOCIATION
11501 Outlook, Suite 300
Overland Park, Kansas 66211
Attention: Closing Department/Manager
Loan No. 10171391

DCII-250 WILLIAMS STREET NW, LLC
(Borrower)
to
KEYBANK NATIONAL ASSOCIATION
(Lender)
______________________________________________________________
ASSIGNMENT OF LEASES AND RENTS
______________________________________________________________
Dated:     As of June 15, 2017

Location:	250 Williams Street, Atlanta, Georgia
County:    Fulton

ASSIGNMENT OF LEASES AND RENTS
THIS ASSIGNMENT OF LEASES AND RENTS (this “Assignment”) is made as of June 15, 2017, by and between DCII-250 WILLIAMS STREET NW, LLC, a Delaware limited liability company, having an address at 4890 W. Kennedy Boulevard, Suite 650, Tampa, Florida 33609 (“Borrower”) and KEYBANK NATIONAL ASSOCIATION, a national banking association, having an address at 11501 Outlook, Suite 300, Overland Park, Kansas 66211 (together with its successors and assigns, “Lender”).
Recitals
The following recitals are a material part of this Assignment:
A.    Borrower is the owner of the property legally described on “Exhibit A” attached hereto and made a part hereof (the real estate, together with all improvements thereon and personal property associated therewith, is hereinafter called the “Property”).
B.    Lender is prepared to make a loan (the “Loan”) to Borrower in the principal amount of $116,200,000.00 pursuant to a Loan Agreement of even date herewith between Lender and Borrower (the “Loan Agreement”), which Loan shall be evidenced by that certain Promissory Note of even date herewith given by Borrower in favor of Lender (the “Note”) and secured by, among other things, one or more mortgages/deeds of trust/deeds to secure debt, dated as of the date hereof given by Borrower to Lender and encumbering the Property (individually and collectively, the “Security Instrument”), and the Loan Agreement, the Note, the Security Instrument, this Assignment and all other documents evidencing or securing the Loan (including all additional mortgages, deeds to secure debt and security instruments) or executed or delivered in connection therewith, are hereinafter referred to collectively as the “Loan Documents”). Capitalized terms not otherwise defined herein shall have the meaning set forth in the Loan Agreement.
C.    Borrower desires to assign to Lender the rents, leases and profits of and from the Property and the proceeds therefrom, as primary and not as secondary security for the payment of the Note and the Debt, and for the performance of the obligations in the Loan Agreement, Security Instrument and the other Loan Documents.
Agreement
For good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:
1.    Assignment. Borrower absolutely and unconditionally assigns, transfers, sets over and conveys to Lender the following, absolutely and not as additional security:
(a)    Leases and Other Agreements. All existing and future written and oral leases, subleases, tenancies, subtenancies, licenses, contracts, contract rights, and occupancy and all other agreements, whether or not in writing, affecting the use, enjoyment or occupancy of the Property, now or hereafter made, whether before or after the filing by or against Borrower of any petition for relief under 11 U.S.C. § 101 et seq., as the same may be amended from time to time (the “Bankruptcy Code”), together with any extension, renewal or replacement of the same (collectively the “Leases”); this Assignment of all such present and future leases and present and future agreements being effective without further or supplemental assignment.
(b)    Rents. All rents, additional rents, revenues, payments (including payments in connection with the exercise of any purchase option or termination rights), income, issues and profits (including all oil and gas or other mineral royalties and bonuses), deposits, accounts and other benefits arising from the Leases or otherwise from the use, enjoyment and occupancy of the Property and any cash or security deposited in connection therewith, whether paid or accruing before or after the filing by or against Borrower of any petition for relief under the Bankruptcy Code (collectively, the “Rents”).
(c)    Bankruptcy Claims. All claims and rights to the payment of damages and other claims arising from any rejection by a lessee of any Lease under the Bankruptcy Code (the “Bankruptcy Claims”).
(d)    Lease Guaranties. All claims and rights under any and all lease guaranties, letters of credit and any other credit support (individually, a “Lease Guaranty,” and collectively, the “Lease Guaranties”) given to Borrower by any guarantor in connection with any of the Leases (individually, a “Lease Guarantor,” and collectively, the “Lease Guarantors”).
(e)    Proceeds. All proceeds from any sale or other disposition of the Leases, the Rents, the Lease Guaranties and the Bankruptcy Claims.
(f)    Other Rights of Lessor. All rights, powers, privileges, options and other benefits of Borrower as lessor under the Leases and beneficiary under the Lease Guaranties, including the immediate and continuing right to make claim for, receive, collect and apply all Rents payable or receivable under the Leases and all sums payable under the Lease Guaranties or pursuant thereto (and to apply the same to the payment of the Debt), and to do all other things which Borrower or any lessor is or may become entitled to do under the Leases or the Lease Guaranties.
(g)    Entry and Possession. The right, at Lender's option, upon revocation of the license granted herein, to enter upon the Property in person, by agent or by court-appointed receiver, to collect the Rents and enforce the Leases.
(h)    Power of Attorney. Borrower's irrevocable power of attorney, coupled with an interest, to take any and all of the actions set forth in this Assignment and any or all other actions designated by Lender for the proper management and preservation of the Property.
(i)    Other Rights and Agreements. Any and all other rights of Borrower in and to the items set forth in subsections (a) through (h) above, and all amendments, modifications, replacements, renewals, extensions, supplements, restatements and substitutions thereof.

2.    Debt. This Assignment secures the Debt. Nothing herein shall be construed to obligate Lender to make any renewals or additional loans or advances, including increasing the amount of the Note.
3.    Term. This Assignment shall remain in effect until the Debt and all other obligations evidenced by the Note or advanced under the Loan Documents are paid in full, or this Assignment is voluntarily released by Lender. Upon payment in full of the Debt and the delivery and recording of a satisfaction or discharge of Security Instrument duly executed by Lender, this Assignment shall become null and void and shall be of no further force and effect.
4.    Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Assignment: (a) the failure of Borrower to perform or to observe any agreement, covenant, or condition required under this Assignment, which failure is not cured within twenty (20) days after written notice from Lender to Borrower (provided that Borrower shall not be entitled to a cure period hereunder if such breach or default is not capable of being cured as determined by Lender); (b) the breach by Borrower of any representation or warranty given or made hereunder by Borrower or in any writing furnished or to be furnished by Borrower under this Assignment; or (c) the occurrence of an Event of Default under any of the Loan Documents.
5.    License to Borrower Prior to Default. Notwithstanding that this Assignment is an absolute assignment of the Leases and Rents and not merely the collateral assignment of, or the grant of a lien or security interest in the Leases and Rents, Lender hereby grants to Borrower an exclusive license revocable upon occurrence of an Event of Default to possess, use and enjoy the Property and to collect and retain the Rents of and from the Property, unless and until an Event of Default occurs. Even prior to the occurrence of an Event of Default, no Rents or other payment in excess of one month in advance shall be collected or accepted by Borrower without the prior written consent of Lender.
6.    Lender’s Remedies Upon Default. Upon the occurrence of an Event of Default, Borrower’s license to collect and retain the Rents under Section 5 above shall immediately terminate. Lender will have the right at its option to enforce and to exercise any or all of its rights under this Assignment or otherwise, but Borrower expressly agrees that Lender’s exercise of any rights hereunder or Lender’s affirmative act to collect the Rents or other income or to acquire possession of the Property shall not be a prerequisite or precondition to the full enforceability of Lender’s rights hereunder.
6.1    Upon the occurrence of an Event of Default, and upon Lender’s election, Borrower shall deliver to Lender all of the original Leases, and all modifications, extensions, renewals, amendments, and other agreements relating thereto and to the Property. Any oral Leases shall be described in a writing delivered by Borrower to Lender.
6.2    Upon the occurrence of an Event of Default, Lender, at its option, and without any notice whatsoever to Borrower, shall have the right and is hereby authorized to: (a) take possession and control of the Property; (b) manage and operate the Property; (c) preserve and maintain the Property; (d) make repairs and improvements to the Property which Lender at its discretion deems necessary; (e) collect all Rents from the Property; (f) enforce the Leases; (g) eject tenants or repossess personal property, as provided by law, for breaches of the conditions of the Leases; (h) in the name of either Borrower or Lender enter into real or personal property leases, subleases or tenancy agreements, or other contracts or agreements, with such third parties as Lender may at its discretion select, and upon such terms and conditions as Lender in its discretion may determine; (i) sue for unpaid rents, payments or proceeds in the name of Borrower or Lender; (j) maintain actions for possession of property or for rent; (k) compromise or give acquittance for rents, payments or proceeds that may become due; (l) maintain suits on contracts and agreements; (m) delegate any and all rights and powers given to Lender by this Assignment; and (n) use such measures, legal or equitable, as in its discretion may carry out and effectuate the provisions of this Assignment.
In addition, upon the occurrence of an Event of Default, Lender may, at its option, and without any notice whatsoever to Borrower, and without regard to the value of the Property or the adequacy of the Property (together with any other property securing the Debt) to secure repayment of the Debt, have a receiver appointed to do all of the actions set forth in the immediately preceding paragraph and to, with the consent of Lender, dispose (by lease, sale or otherwise) of some or all of the Property in the course of the proceeding in which such receiver is appointed.
All such actions shall be taken at the expense of the Borrower, who agrees to reimburse Lender for all amounts expended, together with interest thereon from the date of expenditure at the Default Rate stated in the Note, upon demand.
7.    Appointment. Borrower irrevocably appoints Lender its true and lawful attorney-in-fact, which appointment is coupled with an interest, exercisable following the occurrence of an Event of Default, to execute any or all of the rights or powers described in this Assignment, with the same force and effect as if executed by the Borrower, and Borrower ratifies and confirms any and all acts done or omitted to be done by Lender, its agents, servants, employees or attorneys under the authority of such power of attorney.
8.    Instructions to Lessees. This Assignment constitutes an irrevocable direction to and full authority from Borrower to any lessee, tenant, subtenant, occupant of premises, or other contracting party to pay directly to Lender, upon Lender’s request, all Rents and other amounts which may be or become due to Borrower. No proof of the occurrence of an Event of Default shall be required. Any lessee, tenant, subtenant or other contracting party is hereby irrevocably authorized by Borrower to rely upon and comply with any notice or demand by the Lender for the payment to the Lender of any rental or other amounts which may be or become due under its Lease, or for the performance of any obligations under such Lease. Borrower irrevocably agrees that the lessee, tenant, subtenant, or other contracting party following such instructions from Lender shall not be liable to Borrower or any person claiming under Borrower, for making any payment or rendering any performance to Lender. The lessee, tenant, subtenant or other party to any Lease shall have no obligation or right to inquire whether any Event of Default has actually occurred or is then existing. By its execution of this Assignment, Borrower irrevocably makes and delivers the aforementioned instructions.
9.    Application of Income. The Rents, payments, proceeds and income collected by Lender may be applied as follows, in whatever order Lender in its discretion may determine:

(a)    To the payment of the operating expenses of the Property, including costs of management (which shall include reasonable compensation to the Lender and its agent or agents, if management be delegated to an agent or agents); improvements, alterations, replacements and repairs to the Property; placing the Property in such condition as will, in the judgment of Lender, make it readily rentable; premiums on fire, flood, tornado, casualty, liability or other insurance if Lender deems such insurance necessary; and any claims for damages arising out of the ownership or management of the Property.
(b)    To the payment of the actual costs and expenses incurred by Lender in collecting such Rents, payments, proceeds and income, including commissions paid to secure tenants or lessees; attorneys’ fees incurred in recovering the Property or any personal property from any lessee or other contracting party for any cause whatsoever and in the collection of unpaid Rents, payments, income or proceeds; and attorneys’ fees incurred by Lender in connection with the enforcement of this Assignment or in protecting Lender or its interest in any of the collateral securing the Loan (including attorney’s fees and litigation expenses related to or arising out of any lawsuit or proceeding brought by or against Lender in any court or other forum, including actions or proceedings brought by or on behalf of Borrower’s bankruptcy estate or any guarantor or indemnitor).
(c)    To the payment of taxes, special assessments and insurance premiums which become due and delinquent on the Property; all obligations contained in the Loan Documents; and any liens or encumbrances on the Property or any personal property of Borrower.
(d)    To the payment of bills for reasonable and necessary repairs and improvements on the Property.
(e)    To the payment of the Debt and any and all indebtedness, together with interest, evidenced by the Loan Documents, or any deficiency which may result from any foreclosure sale, in such amount and manner as Lender shall determine in its discretion.
10.    Lien on Property. If the Rents, payments, income and proceeds from the Property are insufficient to reimburse Lender for any expenses incurred by Lender pursuant to this Assignment, any unpaid disbursements shall be a lien on the Property with priority equal to the lien of the Security Instrument.
11.    Lender as Agent. Lender is acting solely as agent of Borrower in taking any actions in connection with the Property. Lender assumes no liability in any other capacity. Lender shall not be obligated to perform any obligation or duty, or discharge any liability under any of the Leases under or by reason of this Assignment.
12.    Bankruptcy.
12.1    If Lender determines at any time and from time to time that it is necessary or desirable to protect Lender’s interest in the Loan and the Property, Lender shall have the right to proceed in its own name or in the name of Borrower in respect of any claim, suit, action or proceeding relating to the rejection of any Lease, including the right to file and prosecute, to the exclusion of Borrower, any proofs of claim, complaints, motions, applications, notices and other documents, in any case in respect of the lessee under such Lease under the Bankruptcy Code. Borrower shall give Lender notice promptly upon Borrower learning that a petition under the Bankruptcy Code has been filed by or against Tenant.
12.2    If there shall be filed by or against Borrower a petition under the Bankruptcy Code, and Borrower, as lessor under any Lease, shall determine to reject such Lease pursuant to Section 365(a) of the Bankruptcy Code, then Borrower shall give Lender not less than ten (10) days' prior notice of the date on which Borrower shall apply to the bankruptcy court for authority to reject the Lease. Lender shall have the right, but not the obligation, to serve upon Borrower within such ten (10) day period a notice stating that (i) Lender demands that Borrower assume and assign the Lease to Lender pursuant to Section 365 of the Bankruptcy Code, and (ii) Lender covenants to cure or provide adequate assurance of future performance under the Lease. If Lender serves upon Borrower the notice described in the preceding sentence, Borrower shall not seek to reject the Lease and shall comply with the demand provided for in clause (i) of the preceding sentence within thirty (30) days after the notice shall have been given, subject to the performance by Lender of the covenant provided for in clause (ii) of the preceding sentence.
13.    No Liability of Lender; Indemnification of Lender.
13.1    Lender shall not in any way be liable to Borrower for any action or inaction of Lender, its employees or agents with respect to Lender’s exercise of the powers granted Lender by this Assignment, including any liability relating to the renting or leasing of the Property after an Event of Default by Borrower, or damage to the Property (unless caused by the willful misconduct or gross negligence of Lender). Borrower expressly waives and releases Lender from all such liability.
13.2    Lender shall not be responsible for any failure to perform any covenants in any of the Leases, either before or after the exercise of any assignments or remedies contained in this Assignment. Lender shall not be responsible for the condition or operation of the Property or for any damage or harm to the Property or any additions, improvements, or fixtures to the Property. This Assignment shall not operate to place upon Lender any obligation for the control, care, management or repair of the Property, or for the discovery of or correction of any dangerous or defective condition on the Property, including any environmental matters described in the separate Environmental Indemnity Agreement, or any negligence in the management, upkeep, repair or control of the Property. Lender also shall not be liable to any person or entity for any accidents or other occurrences occurring on or with respect to any part of the Property, except for any such accidents or other occurrences resulting from the willful misconduct or grossly negligent actions of Lender.
13.3    Borrower shall save, defend, indemnify and hold Lender and its agents, employees, contractors, and managers harmless from and against any and all costs, expenses, liability, damages, claims or assertions that may be incurred by or made against Lender or any such persons or entities arising from or related to the Leases or Rents, or by reason of this Assignment, including any claims by reason of any alleged obligations and undertakings on Lender’s part to perform or discharge any of the terms, covenants or agreements contained in the Leases, or any right to maintain, inspect, manage or otherwise exercise any control or supervision over the Property or the condition thereof, or any claims described in the preceding subsection of this Assignment, except for any claims resulting from the willful misconduct or grossly negligent actions of Lender. Should Lender incur any such liability, loss or damage, Borrower shall on demand pay to Lender any and all cost, expense, liability, or damage arising therefrom plus costs, expenses and attorneys’ fees and expenses, with interest from the date the cost or loss is incurred, at the Default Rate stated in the Note, and all of the foregoing shall be secured by this Assignment and by the other Loan Documents.
14.    Remedies Cumulative. The remedies provided in this Assignment and in the other Loan Documents are cumulative and not mutually exclusive. The remedies can be exercised successively or concurrently, as many times as and as often as the occurrence of an occasion for which Lender is entitled to a remedy under the Loan Documents or applicable law, and the exercise of any one or more remedies shall not be a waiver of or preclude the exercise of any one or more remedies at the same or any later time for the same or any later default.
15.    Continuing Effect. No judgment or decree which may be entered on any Debt secured or intended to be secured by the Security Instrument or any other Loan Documents shall lessen the effect of this instrument, but this Assignment shall continue in full effect until the full payment and discharge of (a) the Debt secured by the Security Instrument or any other Loan Documents, and (b) all expenses incurred by Lender relating to the Property. This Assignment shall remain in full effect during the pendency of any foreclosure proceedings under any of the other Loan Documents, both before and after sale, until the issuance of a deed to the foreclosure sale purchaser.
16.    Further Assurances; Receivership and Other Proceedings.
16.1    Upon Lender’s request, Borrower shall execute any documents or instruments Lender may request, for the purpose of providing further evidence of this Assignment, to carry out the intent and terms of this Assignment, to evidence other amounts that may become payable from Borrower to Lender as referred to in this Assignment, or to accomplish any other purpose deemed appropriate by Lender.
16.2    Borrower consents and authorizes any court of competent jurisdiction to issue, ex parte and without any notice to Borrower or its counsel (which notice is hereby waived), any orders that may be appropriate, in Lender’s discretion, to enforce the terms of this Assignment or to grant Lender such powers and authority as Lender may need to enforce this Assignment, including the appointment of a receiver for the Property. No bond shall be required of Lender. The parties recognize and agree that time will be of the essence in any such proceeding. Such receiver shall be entitled without notice to take possession of and protect the Property, operate the same, collect the Rents therefrom, and otherwise exercise any rights or authority granted to Borrower in this Assignment or any other Loan Documents. Lender’s right to the appointment of a receiver shall continue regardless of the value of the Property as security for the Debt or the solvency of any person or corporation liable for the payment of such amount. Notwithstanding the appointment of any receiver, liquidator or trustee for Borrower, or of any of its property, or of the Property, Lender shall be entitled to retain possession and control of all Property now or hereafter held under this Assignment and any other Loan Documents, including the Rents.
17.    [Intentionally Deleted].
18.    Legal Challenges. Borrower shall appear for itself (and for Lender, if Lender so requests) in any action or proceeding affecting the Property, the Leases, the Rents or this Assignment, and shall at its own cost vigorously defend title to the Property and the enforceability of the Leases and this Assignment against all legal challenges. Where necessary or where requested by Lender, Borrower shall at its own cost institute any legal actions respecting the same.
19.    Set-Off. Upon default by Borrower under this Assignment, Lender (or the holder or owner of any Debt secured by this Assignment) shall immediately have the right, without further notice to Borrower, to set off against the Note and any other debts secured by this Assignment all debts of Lender (or such holder or owner) to Borrower, whether or not then due.
20.    Notices. All notices or other written communications hereunder shall be delivered in accordance with Section 10.6 of the Loan Agreement.
21.    Miscellaneous. The following provisions are additional terms of this Assignment:
21.1    Lender may take or release other security for the payment of the Debt, may release any party primarily or secondarily liable therefor, and may apply any other security held by it to the reduction or satisfaction of the Debt, without prejudice to any of its rights under this Assignment.
21.2    No waiver by Lender of any default shall operate as a waiver of any other default or of the same default on a future occasion.
21.3    All rights and remedies of Lender are cumulative and may be exercised successively or concurrently, and shall inure to the benefit of Lender’s successors and assigns.
21.4    Nothing herein shall be interpreted to make Lender a “mortgagee in possession” in the absence of Lender’s taking of actual possession of the Property. Borrower hereby waives any claims against Lender by reason of Lender’s exercise of any remedies hereunder.
21.5    All obligations of Borrower shall bind its heirs, executors, administrators, trustees, custodians, successors and assigns.
21.6    In case of any conflict between the terms of this Assignment and the terms of the Security Instrument or Loan Agreement, the terms of the Security Instrument or Loan Agreement shall prevail.
21.7    This Assignment, including this Section, may only be modified or amended by written documents and no oral amendment, waiver, extension or other modification hereof shall be enforceable, and the parties hereby: (a) expressly agree that it shall not be reasonable for any of them to rely on any alleged, non-written amendment to this Assignment; (b) irrevocably waive any and all right to enforce any alleged, non-written amendment to this Assignment; and (c) expressly agree that it shall be beyond the scope of authority (apparent or otherwise) for any of their respective agents to agree to any non-written modification of this Assignment.
21.8    This Assignment shall be governed in accordance with the governing law and related terms and provisions of Section 10.3 of the Loan Agreement.
21.9    If any provision of this Assignment is held invalid or unenforceable, the holding shall affect only the provision in question and all other provisions of this Assignment shall remain in full force and effect.
21.10    This Assignment may be executed in several counterparts, each of which counterpart shall be deemed an original instrument and all of which together shall constitute a single Assignment.
22.    Definitions; Rules of Construction.
22.1    Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Assignment may be used interchangeably in singular or plural form and the word “Borrower” shall mean individually and collectively, jointly and severally, each Borrower (if more than one) and any subsequent owner or owners of the Property or any part thereof or any interest therein and Borrower in its capacity as debtor-in-possession after the commencement of a proceeding under the Bankruptcy Code; “Lender” shall mean “Lender and any subsequent holder of the Note,” the word “Note” shall mean “the Note and any other evidence of indebtedness secured by this Assignment,” the word “person” shall include an individual, corporation, limited liability company, partnership, trust, unincorporated association, government, governmental authority, and any other entity, the word “Property” shall include any portion of the Property and any interest therein, and the phrases “attorneys’ fees” and “counsel fees” shall include any and all attorneys’, paralegal and law clerk fees and disbursements, including fees and disbursements at the pre-trial, trial and appellate levels incurred or paid by Lender (a) in protecting its interest in the Property, the Leases and the Rents, (b) relating to or arising out of any lawsuit or proceeding brought by or against Lender in any court or other forum (including actions or proceedings brought by or on behalf of Borrower’s bankruptcy estate or any guarantor or indemnitor), or (c) in enforcing its rights under this Assignment.
22.2    The following rules of construction shall be applicable for all purposes of this Assignment and all documents or instruments supplemental hereto, unless the context otherwise clearly requires:
(a)the terms “include,” “including” and similar terms shall be construed as if followed by the phrase “without being limited to”;
(b)any pronoun used herein shall be deemed to cover all genders, and words importing the singular number shall mean and include the plural number, and vice versa;

(c)all captions to the Sections hereof are used for convenience and reference only and in no way define, limit or describe the scope or intent of, or in any way affect, this Assignment;
(d)the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or”;
(e)the words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Assignment refer to this Assignment as a whole and not to any particular provision or section of this Assignment;
(f)an Event of Default shall “continue” or be “continuing” until such Event of Default has been waived in writing by Lender;
(g)no inference in favor of or against any party shall be drawn from the fact that such party has drafted any portion hereof or any other Loan Document; and
(h)wherever Lender’s judgment, consent, approval or discretion is required under this Assignment for any matter or thing or Lender shall have an option, election, or right of determination or any other power to decide any matter relating to the terms and conditions of this Assignment, including any right to determine that something is satisfactory or not (“Decision Power”), such Decision Power shall be exercised in the sole and absolute discretion of Lender unless otherwise expressly stated to be reasonably exercised. Such Decision Power and each other power granted to Lender upon this Assignment or any other Loan Document may be exercised by Lender or by any authorized agent of Lender (including any servicer or attorney-in-fact), and Borrower hereby expressly agrees to recognize the exercise of such Decision Power by such authorized agent.
23.    Waiver of Trial by Jury. TO THE FULLEST EXTENT NOW OR HEREAFTER PERMITTED BY APPLICABLE LAW, BORROWER HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS ASSIGNMENT, THE SECURITY INSTRUMENT, THE LOAN AGREEMENT, THE NOTE OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH RIGHT TO TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER.
24.    Local Law Provisions. In the event of any inconsistencies between the terms and conditions of this Section and any other terms and conditions of this Assignment, the terms and conditions of this Section shall be binding.

24.1    Seal. This Assignment is made under seal.
24.2    ADDITIONAL WAIVERS. BORROWER EXPRESSLY WAIVES THE FOLLOWING: (A) NOTICE AND HEARING: ANY RIGHT BORROWER MAY HAVE UNDER THE CONSTITUTION OF THE STATE OF GEORGIA OR THE CONSTITUTION OF THE UNITED STATES OF AMERICA TO NOTICE OR TO A JUDICIAL HEARING PRIOR TO THE EXERCISE OF ANY RIGHT OR REMEDY PROVIDED TO LENDER BY THIS ASSIGNMENT. THE WAIVERS BY BORROWER IN THIS ASSIGNMENT HAVE BEEN MADE VOLUNTARILY, INTELLIGENTLY AND KNOWINGLY BY BORROWER, AFTER BORROWER HAS BEEN AFFORDED AN OPPORTUNITY TO BE INFORMED BY COUNSEL OF BORROWER’S CHOICE AS TO POSSIBLE ALTERNATIVE RIGHTS. BORROWER’S EXECUTION OF THIS ASSIGNMENT SHALL BE CONCLUSIVE EVIDENCE OF THE MAKING OF SUCH WAIVERS AND THAT SUCH WAIVERS HAVE BEEN INVOLUNTARILY, INTELLIGENTLY AND KNOWINGLY MADE.
24.3    Time is of the Essence. Time is of the essence with respect to each and every covenant, agreement and obligation of the Borrower under this Assignment.
24.4    Further Assurance; Receivership and Other Proceedings. The first sentence of Section 16.2 is hereby modified by adding the following to the end thereof: “, and Borrower does hereby irrevocably consent to such appointment, waives any and all notices of and defenses to such appointment and agrees not to oppose any application therefor by Lender”.
24.5    Inapplicable Provisions. If any provision of this Assignment is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Assignment, such provision shall be fully severable and this Assignment shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Assignment, and the remaining provisions of this Assignment shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Assignment, unless such continued effectiveness of this Assignment, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.
24.6    Attorney Fees. Notwithstanding anything contained herein or in any of the other Loan Documents to the contrary, (i) “reasonable attorneys' fees,” “reasonable counsel's fees,” “attorneys’ fees” and other words of similar import, are not, and shall not be statutory attorneys' fees under the Official Code of Georgia (“O.C.G.A.”) Section 13-1-11, (ii) if, under any circumstances Borrower is required hereunder to pay any or all Lender’s attorneys' fees and expenses, howsoever described or referenced, Borrower shall be responsible only for reasonable legal fees and out of pocket expenses actually incurred by Lender at customary hourly rates actually charged to Lender for the work done, and (iii) Borrower shall not be liable under any circumstances for additional attorneys’ fees or expenses, howsoever described or referenced, under O.C.G.A. Section 13-1-11.
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IN WITNESS WHEREOF, this Assignment of Leases and Rents has been executed under seal by Borrower as of the day and year first above written.
DCII-250 WILLIAMS STREET NW, LLC,
a Delaware limited liability company

By:    Carter Validus Operating Partnership II, LP,
a Delaware limited partnership,
its Sole Member

By:    Carter Validus Mission Critical REIT II, Inc.,
a Maryland corporation,
its General Partner

By: /s/ Lisa Collado            [SEAL]
Name:    Lisa Collado
Title: Authorized Agent

Signed sealed and delivered in the presence of: /s/ Patrice M. Wolfe Unofficial Witness /s/ Lisa A. Clarke Notary Public (affix Notary Commission and Expiration Date of Seal)

SIGNATURE PAGE TO ASSIGNMENT OF LEASES AND RENTS

EXHIBIT “A”

LEGAL DESCRIPTION

Parcel One:
All that tract or parcel of land lying and being in Land Lot 78 of the 14th District of Fulton County, Georgia and being more particularly described as follows:
Beginning at the point of intersection of the northern right-of-way line of Harris Street (having a 60-foot right-of-way) with the western right-of-way line of Williams Street (having a 60-foot right-of-way), and running thence North 89 degrees 49 minutes 42 seconds West, along said right-of-way line of Harris Street, a distance of 387.30 feet to the point of intersection of said right-of-way line of Harris Street with the eastern right-of-way line of Centennial Olympic Park Drive f/k/a Techwood Drive (having a 60-foot right-of-way); thence North 00 degrees 44 minutes 41 seconds East, along said right-of-way line of Centennial Olympic Park Drive f/k/a Techwood Drive, a distance of 407.09 feet to the point of intersection of right-of-way line of Centennial Olympic Park Drive f/k/a Techwood Drive with the southern right-of-way line of Baker Street (having a 60-foot right-of-way); thence South 89 degrees 31 minutes 45 seconds East, along said right-of-way line of Baker Street, a distance of 385.21 feet to the point of intersection of said right-of-way line of Baker Street with said right-of-way line of Williams Street; thence South 00 degrees 27 minutes 07 seconds West, along said right-of-way line of Williams Street, a distance of 145.22 feet to a point on said right-of-way line of Williams Street; thence leaving said right-of-way line of Williams Street, and running North 89 degrees 31 minutes 49 seconds West a distance of 115.00 feet to a point; thence South 00 degrees 28 minutes 11 seconds West a distance of 31.34 feet to a point; thence North 89 degrees 31 minutes 49 seconds West a distance of 9.94 feet to a point; thence South 00 degrees 34 minutes 51 seconds West a distance of 33.42 feet to a point; thence South 89 degrees 01 minute 59 seconds East a distance of 125.03 feet to a point on sad right-of-way line of Williams Street; thence South 00 degrees 27 minutes 07 seconds West, along said right-of-way line of Williams Street, a distance of 194.00 feet to the Point of Beginning.
The above-described property is shown as 3.42050 acres on and is described according to plat of survey prepared for JPMorgan Chase Bank, N.A., its successors and assigns, J.P. Morgan Mortgage Capital Inc., 250 Williams Street LLC and Piedmont Title Insurance Agency, Inc. as agent for First American Title Insurance Company, by V.T. Hammond, Georgia Registered Land Surveyor No. 2554, Watts & Browning Engineers, Inc., dated June 15, 1998, last revised August 20, 2007, which said plat of survey is incorporated herein by this reference and made a part of this description.

Parcel Two: Ground Lease
ALL THAT TRACT OR PARCEL OF LAND LYING AND BEING IN LAND LOT 78 OF THE 14TH DISTRICT OF FULTON COUNTY, GEORGIA, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:
BEGINNING AT A POINT LOCATED ON THE WESTERN RIGHT-OF-WAY LINE OF WILLIAMS STREET (HAVING A 60-FOOT RIGHT-OF-WAY), SAID POINT BEING LOCATED NORTH 00 DEGREES 27 MINUTES 07 SECONDS EAST A DISTANCE OF 194.00 FEET, AS MEASURED ALONG SAID RIGHT-OF-WAY OF WILLIAMS STREET, FROM THE POINT OF INTERSECTION OF SAID RIGHT-OF-WAY LINE OF WILLIAMS STREET WITH THE NORTHERN RIGHT-OF-WAY LINE OF HARRIS STREET (HAVING A 60-FOOT RIGHT-OF-WAY); AND RUNNING THENCE NORTH 89 DEGREES 01 MINUTE 59 SECONDS WEST A DISTANCE OF 125.03 FEET TO A POINT; THENCE NORTH 00 DEGREES 34 MINUTES 51 SECONDS EAST A DISTANCE OF 33.42 FEET TO A POINT; THENCE SOUTH 89 DEGREES 31 MINUTES 49 SECONDS EAST A DISTANCE OF 9.94 FEET TO A POINT; THENCE NORTH 00 DEGREES 28 MINUTES 11 SECONDS EAST A DISTANCE OF 31.34 FEET TO A POINT; THENCE SOUTH 89 DEGREES 31 MINUTES 49 SECONDS EAST A DISTANCE OF 115.00 FEET TO A POINT ON SAID RIGHT-OF-WAY LINE OF WILLIAMS STREET; THENCE SOUTH 00 DEGREES 27 MINUTES 07 SECONDS WEST, ALONG SAID RIGHT-OF-WAY LINE OF WILLIAMS STREET, A DISTANCE OF 65.84 FEET TO THE POINT OF BEGINNING.
Parcel Three:
EASEMENTS AND OTHER INTERESTS IN REAL PROPERTY CONTAINED IN THAT CERTAIN BRIDGE AGREEMENT BETWEEN THE CITY OF ATLANTA, THE ATLANTA APPAREL MART AND INFORUM, LTD., DATED AUGUST 31, 1987, RECORDED IN DEED BOOK 11051. PAGE 100, AFORESAID RECORDS; AS RE-RECORDED IN DEED BOOK 11128, PAGE 89. AFORESAID RECORDS; AGREEMENT BETWEEN THE ATLANTA APPAREL MART AND INFORUM ASSOCIATES, DATED OCTOBER 20, 1987, RECORDED IN DEED BOOK 11131, PAGE 319. AFORESAID RECORDS; AS MODIFIED BY AGREEMENT RE MODIFICATION OF BRIDGE AGREEMENT BETWEEN AMC. INC. AND EQUITABLE LIFE ASSURANCE OF THE UNITED STATES, DATED APRIL 22, 1999, RECORDED IN DEED BOOK 26975, PAGE 81, AFORESAID RECORDS.

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